UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2005

TARPON COAST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Florida	NOT APPLICABLE	65-0772718

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1490 Tamiami Trail Port Charlotte, FL	33948-1004

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 941-629-8111

NOT APPLICABLE

(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
Signatures

Item 2.02. Results of Operations and Financial Condition.

Tarpon Coast Bancorp, Inc. Reports 2004 Operating Results

PORT CHARLOTTE, Fla., February 23 /PRNewswire/ — Tarpon Coast Bancorp, Inc. (OTC Bulletin Board: TCBA) today announced its annual operating results. For the years ended December 31, 2004 and 2003, pre-tax income was $1,046,000 and $749,000, respectively, or an increase of 40%. However, net income for the comparable periods decreased disproportionately from $1,172,000 in 2003 to $651,000 in 2004. Net income for 2003 was favorably and disproportionately impacted by the recognition of $423,000 in previously unrecognized net operating loss carry-forward deferred tax benefits, while results for 2004 include a provision for income taxes consistent with that determined by the application of statutory income tax rates on pre-tax income. Pre-tax income in 2004 was also negatively impacted by the charge-off of an overdraft for $150,000 from a customer that fell victim to a foreign counterfeit check scheme. The Company is pursuing all remedies available to attempt to effect recovery.

Net interest margins for the comparable years improved from 4.44% in 2003 to 4.68% in 2004. This improvement in net interest margins contributed $289,000 to net interest income for 2004 over that reported for 2003. Average earning assets between the comparable years increased 17% contributing another $777,000 to net interest income over reported 2003 levels.

The 2004 hurricane season provided the Company a challenge as Hurricane Charley, a category 4 storm, made a direct hit on the Company’s primary market area and Hurricanes Frances and Jeanne further impacted the communities it serves. While the Company’s facilities experienced no appreciable damage, the conduct of business in the Company’s primary market area was substantially curtailed in the aftermath of the hurricanes as power and communication links were down and the focus of the community moved from one of development and economic expansion to repair and reconstruction. Accordingly, results for the second half of 2004, including a softening in loan demand, but more particularly, the generation of fee and commission income were negatively impacted. Management believes these conditions to be near-term issues and expects demand for these products to rebound early in 2005 as the redevelopment process takes hold.

The storms also had the effect of deferring the Company’s ability to open its temporary modular banking facility in Punta Gorda that was planned for September, but finally opened in November of this year.

A financial table follows:

	Year Ended December 31,
	(Dollars in Thousands,
	Except Per Share Amounts)
	2004	2003
Balance Sheet Data:
Total Assets	$145,633	$122,557
Total Customer Deposits	$134,691	$112,576
Gross Loans	$104,157	$83,708
Operating Statement Data:
Net Interest Income	$5,535	$4,443
Provision for Loan Losses	$130	$213
Non-interest Income	$1,331	$1,748
Non-interest Expenses	$5,690	$5,229
Pre-tax Income	$1,046	$749
Income (Taxes) Benefit	($395)	$423
Net Income	$651	$1,172
Basic Income Per Share	$.55	$.99
Diluted Earnings Per Share	$.53	$.97
Number of full-service banking centers	4	3

Except for historical information contained herein, this news release contains comments or information that constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involves significant risks and uncertainties. Actual results may differ materially from the results discussed in the forward-looking statements.

Signatures

     Pursuant to the requirements of the securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tarpon Coast Bancorp, Inc.

Date: February 23, 2005	/s/ Lewis S. Albert

Lewis S. Albert Chief Executive Officer